WELLS FARGO BANK, N.A.,
as Servicer

NEW CENTURY ALTERNATIVE MORTGAGE LOAN TRUST 2006-ALT1,
as Issuer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Indenture Trustee

SERVICING AGREEMENT

Dated as of June 22, 2006

Mortgage Loans

New Century Alternative Mortgage Loan Trust 2006-ALT1

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
Section 1.01.	Definitions
Section 1.02.	Other Definitional Provisions.
Section 1.03.	Interest Calculations
ARTICLE II REPRESENTATIONS AND WARRANTIES
Section 2.01.	Representations and Warranties Regarding the Servicer
Section 2.02.	Existence
Section 2.03.	Enforcement of Representations and Warranties
ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
Section 3.01.	Servicer to Act as Servicer.
Section 3.02.	Sub-Servicing Agreements Between Servicer and Sub-Servicers.
Section 3.03.	Successor Sub-Servicers.
Section 3.04.	Liability of the Servicer.
Section 3.05.	No Contractual Relationship Between Sub-Servicers, the Indenture Trustee or the Noteholders.
Section 3.06.	Assumption or Termination of Sub-Servicing Agreements by the Indenture Trustee.
Section 3.07.	Collection of Certain Mortgage Loan Payments.
Section 3.08.	Sub-Servicing Accounts.
Section 3.09.	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.
Section 3.10.	Collection Account and Payment Account.
Section 3.11.	Withdrawals from the Collection Account and Payment Account.
Section 3.12.	Investment of Funds in the Collection Account and the Payment Account.
Section 3.13.	[Reserved].
Section 3.14.	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.
Section 3.15.	Enforcement of Due-On-Sale Clauses; Assumption Agreements.
Section 3.16.	Realization Upon Defaulted Mortgage Loans.
Section 3.17.	Trustee to Cooperate; Release of Mortgage Files.
Section 3.18.	Servicing Compensation.
Section 3.19.	Reports to the Indenture Trustee and Others; Collection Account Statements.
Section 3.20.	Statement as to Compliance.
Section 3.21.	Independent Public Accountants’ Servicing Report.
Section 3.22.	Access to Certain Documentation.
Section 3.23.	Title, Management and Disposition of REO Property.
Section 3.24.	Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.
Section 3.25.	Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.
Section 3.26.	Advance Facility.
ARTICLE IV SERVICING CERTIFICATE
Section 4.01.	Remittance Reports and P&I Advances
Section 4.02.	Exchange Act Reporting.
ARTICLE V THE SERVICER
Section 5.01.	Liability of the Servicer
Section 5.02.	Merger or Consolidation of or Assumption of the Obligations of the Servicer
Section 5.03.	Limitation on Liability of the Servicer and Others
Section 5.04.	Servicer Not to Resign
Section 5.05.	Delegation of Duties
Section 5.06.	Rights of the Issuer in Respect of the Servicer
Section 5.07.	Indemnification
ARTICLE VI DEFAULT
Section 6.01.	Servicer Events of Default.
Section 6.02.	Indenture Trustee to Act; Appointment of Successor.
Section 6.03.	Notification to Noteholders.
Section 6.04.	Waiver of Servicer Events of Default.
ARTICLE VII MISCELLANEOUS PROVISIONS
Section 7.01.	Amendment
Section 7.02.	GOVERNING LAW
Section 7.03.	Notices
Section 7.04.	Severability of Provisions
Section 7.05.	Third-Party Beneficiaries
Section 7.06.	Counterparts
Section 7.07.	Effect of Headings and Table of Contents
Section 7.08.	Termination
Section 7.09.	No Petition
Section 7.10.	No Recourse
Section 7.11.	Indenture Trustee Rights
Section 7.12.	Compliance
Section 7.13.	Intention of Parties and Interpretation
Section 7.14.	No Recourse to Owner Trustee

EXHIBITS

Exhibit A	Mortgage Loan Schedule
Exhibit B	Form of Request for Release
Exhibit C-1	Form of Certification to Be Provided by the Depositor with Form 10-K
Exhibit C-2	Form of Certification to Be Provided to the Depositor by the Indenture Trustee
Exhibit C-3	Form of Certification to Be Provided to the Depositor by the Servicer
Exhibit D	Reserved
Exhibit E	Servicing Criteria
Exhibit F	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility

This Servicing Agreement, dated as of June 22, 2006, among Wells Fargo Bank, N.A., as Servicer (the “Servicer”), New Century Alternative Mortgage Loan Trust 2006-ALT1, as Issuer (the “Issuer”) and Deutsche Bank National Trust Company, as Indenture Trustee (the “Indenture Trustee”).

W I T N E S S E T H   T H A T :

WHEREAS, pursuant to the terms of the Mortgage Loan Purchase Agreement, New Century Mortgage Securities LLC (the “Depositor”) will acquire the Mortgage Loans;

WHEREAS, the Depositor will create New Century Alternative Mortgage Loan Trust 2006-ALT1, a Delaware statutory trust, and will transfer the Mortgage Loans and all of its rights under the Mortgage Loan Purchase Agreement to the Issuer;

WHEREAS, pursuant to the terms of an Amended and Restated Trust Agreement dated as of June 22, 2006 (the “Trust Agreement”) among the Depositor, as depositor, Wilmington Trust Company, as owner trustee (the “Owner Trustee”) and Deutsche Bank National Trust Company, as certificate registrar and certificate paying agent, the Depositor will convey the Mortgage Loans to the Issuer in exchange for the Certificates (as defined below);

WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue and transfer to or at the direction of the Depositor, the Trust Certificates, Series 2006-ALT1 (the “Certificates”);

WHEREAS, pursuant to the terms of an Indenture dated as of June 22, 2006 (the “Indenture”) between the Issuer and Deutsche Bank National Trust Company (the “Indenture Trustee”), the Issuer will pledge the Mortgage Loans and issue and transfer to or at the direction of the Purchaser the Asset-Backed Notes, Series 2006-ALT1, Class AV-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes (collectively, the “Notes”); and

WHEREAS, pursuant to the terms of this Servicing Agreement, the Servicer will service the Mortgage Loans set forth on the Mortgage Loan Schedule attached hereto as Exhibit A directly or through one or more Sub-Servicers;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  Definitions. For all purposes of this Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02.  Other Definitional Provisions.

(a)  All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)  As used in this Servicing Agreement accounting terms not defined herein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Servicing Agreement are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Servicing Agreement shall control.

(c)  The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; Section and Exhibit references contained in this Servicing Agreement are references to Sections and Exhibits in or to this Servicing Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.

(d)  The definitions contained in this Servicing Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e)  Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

Section 1.03.  Interest Calculations. All calculations of interest hereunder that are made in respect of the Stated Principal Balance of a Mortgage Loan shall be made on the basis of a 360-day year consisting of twelve 30-day months, notwithstanding the terms of the related Mortgage Note and Mortgage.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01.  Representations and Warranties Regarding the Servicer. The Servicer hereby represents, warrants and covenants to the Issuer and for the benefit of the Indenture Trustee, as pledgee of the Mortgage Loans, and the Noteholders that as of the Closing Date or as of such date specifically provided herein:

(i)  The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith;

(ii)  The Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Servicing Agreement. The Servicer has duly authorized the execution, delivery and performance of this Servicing Agreement, has duly executed and delivered this Servicing Agreement, and this Servicing Agreement, assuming due authorization, execution and delivery by the Depositor and the Indenture Trustee, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally, the contractual obligations of insured banks and by general principles of equity;

(iii)  The execution and delivery of this Servicing Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Servicing Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

(iv)  The Servicer is a HUD approved servicer. No event has occurred, including but not limited to a change in insurance coverage, that would make the Servicer unable to comply with HUD eligibility requirements or that would require notification to HUD;

(v)  The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Servicing Agreement;

(vi)   [Reserved];

(vii)  No litigation is pending against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Servicing Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(viii)  There are no actions or proceedings against, or investigations known to it of, the Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Servicing Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Servicing Agreement or (C) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or validity or enforceability of, this Servicing Agreement;

(ix)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Servicing Agreement or the consummation by it of the transactions contemplated by this Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(x)  [Reserved]; and

(xi)  The Servicer has fully furnished and will continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors on a monthly basis.

The foregoing representations and warranties shall survive any termination of the Servicer hereunder.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.01 shall survive delivery of the Mortgage Files to the Indenture Trustee and shall inure to the benefit of the Servicer, the Indenture Trustee, the Depositor and the Noteholders. Upon discovery by any of the Depositor, the Servicer or the Indenture Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Noteholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Indenture Trustee. Subject to Section 6.01, unless such breach shall not be susceptible of cure within 90 days, the obligation of the Servicer set forth in this Section 2.01 to cure breaches shall constitute the sole remedy against the Servicer available to the Noteholders, the Depositor and the Indenture Trustee on behalf of the Noteholders respecting a breach of the representations, warranties and covenants contained in this Section 2.01.

Section 2.02.  Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Servicing Agreement.

Section 2.03.  Enforcement of Representations and Warranties. (a) The Indenture Trustee shall enforce the representations and warranties and related obligations for breaches thereof of NC Capital pursuant to the Mortgage Loan Purchase Agreement. Upon the discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of a breach by NC Capital of any of the representations and warranties made in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially and adversely affects the value of the value of such Mortgage Loan or the interests therein of the Noteholders, the Indenture Trustee shall give prompt written notice to NC Capital and the Servicer of such defect, missing document or breach and request that NC Capital deliver such missing document or cure such defect or breach within 60 days from the date NC Capital was notified of such missing document, defect or breach, and if NC Capital does not deliver such missing document or cure such defect or breach in all material respects during such period, the Indenture Trustee shall enforce the obligations of NC Capital under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from the Issuer at the Purchase Price within 90 days after the date on which NC Capital was notified of such missing document, defect or breach, if and to the extent that NC Capital is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be remitted to the Servicer for deposit in the Collection Account and the Indenture Trustee, upon receipt of written certification from the Servicer of such deposit, shall release to NC Capital the related Mortgage File and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as NC Capital shall furnish to it and as shall be necessary to vest in NC Capital any Mortgage Loan released pursuant hereto. The Indenture Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, NC Capital may cause such Mortgage Loan to be removed from the Trust Estate (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(b); provided, however, NC Capital may not substitute a Qualified Substitute Mortgage Loan for any Deleted Mortgage Loan that violates any predatory or abusive lending law. It is understood and agreed that the obligation of NC Capital to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Indenture Trustee and the Noteholders. The Indenture Trustee will be reimbursed for reasonable expenses incurred in connection with any breach or defect giving rise to the purchase obligation under this Section 2.03 pursuant to Section 3.11(a)(viii).

With respect to the representations and warranties made by NC Capital in the Mortgage Loan Purchase Agreement, the Indenture Trustee shall not be charged with knowledge of any breach of any such representation or warranty by NC Capital unless a Responsible Officer of the Indenture Trustee at the Corporate Trust Office obtains actual knowledge of such breach or a Responsible Officer of the Indenture Trustee receives written notice of such breach from the Depositor, the Servicer or the Noteholders.

(b)  As to any Deleted Mortgage Loan for which NC Capital substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by NC Capital delivering to the Indenture Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Indenture Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.1(b) of the Mortgage Loan Purchase Agreement, together with an Officers’ Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Indenture Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.1(b) of the Mortgage Loan Purchase Agreement and deliver to the Depositor and the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached as Exhibit C-1 to the Indenture, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Indenture Trustee shall deliver to the Depositor and the Servicer a certification substantially in the form of Exhibit C-2 to the Indenture with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Estate and will be retained by NC Capital. For the month of substitution, payments to Noteholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and NC Capital shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Servicer shall give or cause to be given written notice to the Indenture Trustee that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Servicing Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Indenture Trustee and the Owner Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Servicing Agreement and the Mortgage Loan Purchase Agreement, including, all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement.

For any month in which NC Capital substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the “Substitution Shortfall Amount”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Stated Principal Balance thereof as of the date of substitution, together with one month’s interest on such Stated Principal Balance at the applicable Net Mortgage Rate, plus all outstanding P&I Advances and Servicing Advances (including Nonrecoverable P&I Advances and Nonrecoverable Servicing Advances) related thereto. On the date of such substitution, NC Capital will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Indenture Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to NC Capital the related Mortgage File or Files and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, NC Capital shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

ARTICLE III

ADMINISTRATION ANDSERVICING OF MORTGAGE LOANS

Section 3.01.  Servicer to Act as Servicer.

The Servicer shall service and administer the Mortgage Loans on behalf of the Trust Estate and in the best interests of and for the benefit of the Noteholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Servicing Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i)  any relationship that the Servicer, any Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor;

(ii)  the ownership or non-ownership of any Note by the Servicer or any Affiliate of the Servicer;

(iii)  the Servicer’s obligation to make P&I Advances or Servicing Advances; or

(iv)  the Servicer’s or any Sub-Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

The Servicer shall not waive any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the Prepayment Charge is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. If a Prepayment Charge is waived, but does not meet the standards described above, then the Servicer is required to pay the amount of such waived Prepayment Charge by depositing such amount in the Collection Account. If a Prepayment Charge is waived as permitted by meeting the standard described in clause (ii) above, then the Servicer shall notify the Indenture Trustee in writing and the Indenture Trustee shall enforce the obligation of NC Capital to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Notes, by remitting such amount to the Servicer for deposit into the Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account.

Subject only to the above-described servicing standards and the terms of this Servicing Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Indenture Trustee when the Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Trust Estate, the Issuer, the Noteholders and the Indenture Trustee or any of them, and upon written notice to the Indenture Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Indenture Trustee and Noteholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Servicing Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Issuer and the Indenture Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder and the Issuer and the Indenture Trustee shall not be liable for the actions of the Servicer or any Sub-Servicers under such powers of attorney.

Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating payments to Noteholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

Notwithstanding anything in this Servicing Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01) and the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable).

The Servicer may delegate its responsibilities under this Servicing Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Servicing Agreement.

Section 3.02.	Sub-Servicing Agreements Between Servicer and Sub-Servicers.

(a)  The Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans; provided, however, that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Notes. The Indenture Trustee is hereby authorized to acknowledge, at the request of the Servicer, any Sub-Servicing Agreement that, based on an Officers’ Certificate of the Servicer delivered to the Indenture Trustee (upon which the Indenture Trustee can conclusively rely), meets the requirements applicable to Sub-Servicing Agreements set forth in this Servicing Agreement and that is otherwise permitted under this Servicing Agreement.

Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Servicing Agreement. The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Servicing Agreement. The Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Servicing Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Noteholders without the consent of the Holders of Notes entitled to at least 66% of the Voting Rights; provided, further, that the consent of the Holders of Notes entitled to at least 66% of the Voting Rights shall not be required (i) to cure any ambiguity or defect in a Sub-Servicing Agreement, (ii) to correct, modify or supplement any provisions of a Sub-Servicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Sub-Servicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Servicing Agreement. Any variation without the consent of the Holders of Notes entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer, are conclusively deemed to be inconsistent with this Servicing Agreement and therefore prohibited. The Servicer shall deliver to the Indenture Trustee, upon its request, copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer’s execution and delivery of such instruments.

(b)  As part of its servicing activities hereunder, the Servicer, for the benefit of the Indenture Trustee and the Noteholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation of a Sub-Servicer to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of enforcing the obligations of a Sub-Servicer at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

Section 3.03.  Successor Sub-Servicers.

The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Indenture Trustee (if the Indenture Trustee is acting as Servicer) without fee, in accordance with the terms of this Servicing Agreement, in the event that the Servicer (or the Indenture Trustee, if it is then acting as Servicer) shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Default).

Section 3.04.  Liability of the Servicer.

Notwithstanding any Sub-Servicing Agreement or the provisions of this Servicing Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Indenture Trustee and the Noteholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Servicing Agreement shall be deemed to limit or modify such indemnification.

Section 3.05.	No Contractual Relationship Between Sub-Servicers, the Indenture Trustee or the Noteholders.

Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Indenture Trustee and the Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer’s compensation pursuant to this Servicing Agreement is sufficient to pay such fees.

Section 3.06.	Assumption or Termination of Sub-Servicing Agreements by the Indenture Trustee.

In the event the Servicer shall for any reason no longer be the servicer (including by reason of the occurrence of a Event of Default), the Indenture Trustee, its designee or other successor servicer shall thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Indenture Trustee, such designee or other successor servicer elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Indenture Trustee, its designee or the successor servicer appointed pursuant to Section 6.02 shall be deemed, subject to Section 3.03, to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Indenture Trustee, its designee or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

The Servicer at its expense shall, upon request of the Indenture Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

The Servicing Fee payable to the Indenture Trustee or other successor servicer shall be payable from payments received on the Mortgage Loans in the amount and in the manner set forth in this Servicing Agreement.

Section 3.07.  Collection of Certain Mortgage Loan Payments.

The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Servicing Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including, but not limited to, modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a “Short Pay-off”), or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor.

Section 3.08.  Sub-Servicing Accounts.

In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the “Sub-Servicing Account”). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Servicing Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer’s receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Servicing Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

Section 3.09.	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the “Servicing Accounts”), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors (“Escrow Payments”) shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the timely payment of any such items as required under the terms of this Servicing Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Servicing Agreement in accordance with Section 7.08. As part of its servicing duties, the Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.

Section 3.10.  Collection Account and Payment Account.

(a)  On behalf of the Trust Estate, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the “Collection Account”), held in trust for the benefit of the Owner Trustee, the Indenture Trustee and the Noteholders. On behalf of the Trust, the Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the Servicer’s receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

(i)  all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)  all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

(iii)  all Insurance Proceeds, Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with the redemption of the Notes pursuant to Section 8.07 of the Indenture) and Subsequent Recoveries;

(iv)  any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)  any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

(vi)  all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 3.1 of the Mortgage Loan Purchase Agreement or Section 3.16;

(vii)  all amounts required to be deposited in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 2.03(b) hereof; and

(viii)  all Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, modification or assumption fees, or insufficient funds charges need not be deposited by the Servicer in the Collection Account and may be retained by the Servicer as additional compensation. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b)  On behalf of the Trust Estate, the Servicer shall deliver to the Indenture Trustee in immediately available funds for deposit in the Payment Account by 4:00 p.m. New York time (i) on the Servicer Remittance Date, that portion of the Available Payment Amount (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Payment Account) for the related Payment Date then on deposit in the Collection Account and the amount of all Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.26 and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account.” If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account,” the Servicer shall by 4:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Servicer, the Servicer, the Owner Trustee, the Indenture Trustee, the Originator, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

(c)  Funds in the Collection Account and the Payment Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give notice to the Indenture Trustee of the location of the Collection Account maintained by it when established and in any change in the location thereof. The Indenture Trustee shall give notice to the Servicer and the Depositor of the location of the Payment Account when established and prior to any change thereof.

(d)  Funds held in the Collection Account at any time may be delivered by the Servicer to the Indenture Trustee for deposit in an account (which may be the Payment Account and must satisfy the standards for the Payment Account as set forth in the definition thereof) and for all purposes of this Servicing Agreement shall be deemed to be a part of the Collection Account (and in such event, the Servicer shall provide the Indenture Trustee with written instructions regarding the investment of such funds); provided, however, that the Indenture Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Servicer shall deliver to the Indenture Trustee for deposit in the Payment Account any amount not required to be deposited therein, it may at any time request in writing that the Indenture Trustee withdraw such amount from the Payment Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Indenture Trustee from time to time for deposit, and the Indenture Trustee shall so deposit, in the Payment Account:

(i)  any P&I Advances, as required pursuant to Section 4.01;

(ii)  any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property; and

(iii)  any amounts required to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfall.

(e)  The Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account (and the Payment Account to the extent that funds therein are deemed to be part of the Collection Account).

Section 3.11.  Withdrawals from the Collection Account and Payment Account.

(a)  The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.01:

(i)  to remit to the Indenture Trustee for deposit in the Payment Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

(ii)  subject to Section 3.16(d), to reimburse the Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

(iii)  subject to Section 3.16(d), to pay the Servicer or any Sub-Servicer, as applicable, (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received with respect to such Mortgage Loan and (c) any Nonrecoverable Servicing Advances with respect to the final liquidation of a Mortgage Loan, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or any Sub-Servicer for Servicing Advances;

(iv)  to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v)  to pay to the Servicer, the Depositor, the Originator or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 3.1 of the Mortgage Loan Purchase Agreement or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi)  to reimburse the Servicer for any P&I Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as applicable in accordance with the provisions of Section 4.01;

(vii)  to reimburse the Servicer or the Depositor for expenses incurred by or reimbursable to the Servicer or the Depositor, as the case may be, pursuant to Section 3.02(b) and Section 5.03;

(viii)  to reimburse the Servicer or Indenture Trustee for expenses reasonably incurred in connection with any breach or defect giving rise to the purchase obligation under Section 3.1 of the Mortgage Loan Purchase Agreement and Section 2.03 hereof, including any expenses arising out of the enforcement of the purchase obligation;

(ix)  to pay, or to reimburse the Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b); and

(x)  to clear and terminate the Collection Account pursuant to Section 7.08.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (viii) and (ix) above. The Servicer shall provide written notification to the Indenture Trustee, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclauses (vi) and (vii) above; provided that an Officers’ Certificate in the form described under Section 4.01(d) shall suffice for such written notification to the Indenture Trustee in respect of clause (vi) hereof.

(b)  The Indenture Trustee shall, from time to time, make withdrawals from the Payment Account, for any of the following purposes, without priority:

(i)  to make payments to Noteholders in accordance with Section 4.01;

(ii)  to pay and reimburse itself and the Owner Trustee amounts to which it or the Owner Trustee is entitled pursuant to Section 6.07 of the Indenture;

(iii)  to reimburse itself pursuant to Section 6.02;

(iv)  to pay to an Advancing Person reimbursements for P&I Advances and/or Servicing Advances pursuant to Section 3.26; and

(v)  to clear and terminate the Payment Account pursuant to Section 4.10 of the Indenture.

Section 3.12.	Investment of Funds in the Collection Account and the Payment Account.

(a)  The Servicer may direct any depository institution maintaining the Collection Account or any REO Account (for purposes of this Section 3.12, an “Investment Account”) to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Servicing Agreement, if a Person other than the Indenture Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Servicing Agreement, if the Indenture Trustee is the obligor thereon. Alternatively, amounts on deposit in the Collection Account may remain uninvested. Amounts in the Payment Account shall be held uninvested unless directed otherwise pursuant to Section 3.10(d) of the Servicing Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Indenture Trustee for the benefit of the Noteholders. The Indenture Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Indenture Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Indenture Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the party with investment discretion over such Investment Account shall:

(x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Indenture Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)  All income and gain realized from the investment of funds deposited in the Collection Account and Payment Account, solely to the extent that the Servicer gives the Indenture Trustee investment directions with respect to the funds in the Payment Account pursuant to Section 3.10(d), and any REO Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable. The Servicer shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(c)  Except as otherwise expressly provided in this Servicing Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment (of which a Responsible Officer of the Indenture Trustee obtains actual knowledge), the Indenture Trustee may and, subject to Section 6.01 of the Indenture, upon the request of the Holders of Notes representing more than 50% of the Voting Rights allocated to any Class of Notes, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

(d)  The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Indenture Trustee pursuant to Section 3.11 or 3.12.

Section 3.13.   [Reserved].

Section 3.14.	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

(a)  The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Servicer will comply in the performance of this Servicing Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating payments to Noteholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer shall cause to be maintained a flood insurance policy in an amount representing coverage equal to the lesser of: (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

In the event that the Servicer shall obtain and maintain a blanket policy acceptable to Fannie Mae or Freddie Mac insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Indenture Trustee and Noteholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)  The Servicer shall keep in force during the term of this Servicing Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer’s obligations under this Servicing Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days prior written notice to the Indenture Trustee. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

Section 3.15.  Enforcement of Due-On-Sale Clauses; Assumption Agreements.

The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if in its sole business judgment the Servicer believes it is not in the best interests of the Trust Estate and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Originator and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Servicer shall apply the underwriting criteria for approving the credit of the proposed transferee and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans of the same type as the Mortgage Loan. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Indenture Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Indenture Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Servicing Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.16.  Realization Upon Defaulted Mortgage Loans.

(a)  The Servicer shall exercise its discretion, consistent with customary servicing procedures and the terms of this Servicing Agreement, with respect to the enforcement and servicing of defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest with respect thereto, including but not limited to the modification of such Mortgage Loan, or foreclosure upon the related Mortgaged Property and disposition thereof.

In furtherance of the foregoing, the Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

(b)  Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Servicing Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Issuer either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Indenture Trustee, the Trust Estate or the Noteholders would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by an Independent Person who regularly conducts environmental audits using customary industry standards, that:

(1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Estate to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Estate to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Noteholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

If the Servicer determines, as described above, that it is in the best economic interest of the Trust Estate to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Estate; provided that any amounts disbursed by the Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to Section 4.01(d). The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(iii) and (a)(ix), such right of reimbursement being prior to the rights of Noteholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

(c)  The Servicer may at its option, on behalf of the Issuer, purchase from the Issuer any Mortgage Loan or related REO Property that is 90 days or more delinquent, which the Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee prior to purchase), at a price equal to the Purchase Price; provided, however, that the Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency, purchasing the most delinquent Mortgage Loans or related REO Properties first. The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Collection Account, and the Indenture Trustee, upon receipt of written certification from the Servicer of such deposit, shall release or cause to be released to the Servicer the related Mortgage File and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Servicer shall furnish and as shall be necessary to vest in the Servicer title to any Mortgage Loan or related REO Property released pursuant hereto.

(d)  Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and P&I Advances, pursuant to Section 3.11(a)(ii) or (a)(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Payment Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

(e)  The Holder of the Certificates will have the option to purchase, at any one time, 1.0% (and in any case, at least 5 Mortgage Loans) of the Mortgage Loans (with servicing being retained by the Servicer), by aggregate Stated Principal Balance of the Mortgage Loans as of such date, at a purchase price equal to the greater of (A) the aggregate Purchase Price of such Mortgage Loans and (B) the aggregate fair market value of such Mortgage Loans. The Mortgage Loans that may be purchased by the Holder of the Trust Certificates pursuant to this paragraph will be selected by the Servicer in its sole discretion. If at any time the Holder of the Certificates exercises such option, it shall immediately notify or cause to be notified the Indenture Trustee by a certification in the form of Exhibit B (which certification shall include a statement to the effect that all amounts required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Indenture Trustee shall promptly release the related Mortgage Files to the Holder of the Trust Certificates.

Section 3.17.   Trustee to Cooperate; Release of Mortgage Files.

(a)  Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will immediately notify or cause to be notified the Indenture Trustee by a certification in the form of Exhibit B (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Indenture Trustee shall promptly release and deliver the related Mortgage File to the Servicer (at the expense of the Servicer, subject to reimbursement from the Collection Account, and at no cost to the Indenture Trustee).

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Indenture Trustee shall, upon any request made by or on behalf of the Servicer and delivery to the Indenture Trustee of a Request for Release in the form of Exhibit B, release the related Mortgage File to the Servicer, and the Indenture Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Indenture Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered, or caused to be delivered, to the Indenture Trustee an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Indenture Trustee, the Servicer shall provide notice to the Indenture Trustee of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, any outstanding Requests for Release with respect to such Mortgage Loan shall be released by the Indenture Trustee to the Servicer or its designee.

(c)  Upon written certification of a Servicing Officer, the Indenture Trustee shall execute and deliver to the Servicer or the Sub-Servicer, as the case may be, any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Indenture Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Indenture Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.18.  Servicing Compensation.

As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. Except as provided in Sections 3.26, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Servicing Agreement; provided, however, that the Servicer may pay from the servicing fees and other compensation to it hereunder any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

Additional servicing compensation in the form of assumption or modification fees, late payment charges, insufficient funds charges or otherwise (subject to Section 3.24 and other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer and servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

Section 3.19.	Reports to the Indenture Trustee and Others; Collection Account Statements.

Not later than twenty days after each Payment Date, the Servicer shall forward to the Indenture Trustee (upon the Indenture Trustee’s request) the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Indenture Trustee to any Noteholder and to any Person identified to the Indenture Trustee as a prospective transferee of a Note, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Indenture Trustee.

In addition, on each Payment Date, the Servicer shall forward to the Indenture Trustee a report setting forth the percentage of Mortgage Loans that are 30 or more days delinquent, in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy.

Section 3.20.  Statement as to Compliance.

On or before March 1 of each calendar year, commencing in 2007, the Servicer shall deliver to the Indenture Trustee a statement of compliance (the “Statement as to Compliance”) addressed to the Depositor and the Indenture Trustee and signed by an authorized officer of the Servicer, to the effect that (a) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (b) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Failure of the Servicer to timely comply with this Section 3.20 (taking into account the cure period if permitted as set forth in the preceding paragraph) shall be deemed a Servicer Event of Default, and the Indenture Trustee may (with the consent of the Depositor), in addition to whatever rights the Indenture Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, give notice to Noteholders that they have ten Business Days to object. If no such objection is received, the Indenture Trustee shall immediately terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same (other than as provided herein with respect to unreimbursed P&I Advances or Servicing Advances or accrued and unpaid Servicing Fees). This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

The Servicer shall indemnify and hold harmless the Depositor and the Indenture Trustee, as applicable and their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon a breach of the Servicer’s obligations under this Section 3.20.

Section 3.21.  Independent Public Accountants’ Servicing Report.

On or before March 1 of each calendar year, commencing in 2007, the Servicer shall:

(i) deliver to the Indenture Trustee a report (in form and substance reasonably satisfactory to the Depositor) regarding the Servicer’s assessment of compliance (the “Assessment of Compliance”) with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Depositor and signed by an authorized officer of the Servicer, and shall address each of the “Applicable Servicing Criteria” specified substantially on Exhibit E hereto (or those Servicing Criteria otherwise mutually agreed to by the Depositor and the Servicer in response to evolving interpretations of Regulation AB;

(ii) deliver to the Indenture Trustee a report of a registered public accounting firm reasonably acceptable to the Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph (the “Attestation Report”). Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii) cause each Sub-Servicer and each Sub-Contractor, determined by the Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Indenture Trustee an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 3.20; and

(iv) if requested by Indenture Trustee, deliver, and cause each Sub-Servicer and each Sub-Contractor described in clause (iii) to deliver to the Depositor a certification in the form attached hereto as Exhibit C-3.

Each assessment of compliance provided by a Sub-Servicer pursuant to Section 3.20(iii) shall address each of the Servicing Criteria specified substantially in the form of Exhibit E hereto delivered to the Depositor concurrently with the execution of this Agreement or, in the case of a Sub-Servicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Sub-Contractor pursuant to Section 3.20(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer.

The Servicer acknowledges that the parties identified in clause (iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing the Certification and filing such with the Commission. The Indenture Trustee will not request delivery of a certification under clause (iv) above unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trust.

On or before March 1 of each calendar year, commencing in 2007, the Indenture Trustee shall also provide an Assessment of Compliance and Attestation Report, as set forth in (i) through (iii) above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit E hereto which are indicated as applicable to the “indenture trustee”. Notwithstanding the foregoing, as to any indenture trustee, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust.

Failure of the Servicer to timely comply with this Section 3.21 (taking into account the cure period if permitted as set forth in the preceding paragraph) shall be deemed a Servicer Event of Default, and the Indenture Trustee may (with the consent of the Depositor), in addition to whatever rights the Indenture Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, give notice to Noteholders that they have ten Business Days to object. If no such objection is received, the Indenture Trustee shall immediately terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same (other than as provided herein with respect to unreimbursed P&I Advances or Servicing Advances or accrued and unpaid Servicing Fees). This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

The Servicer shall indemnify and hold harmless the Depositor and the Indenture Trustee and their respective officers, directors and Affiliates against and from any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon a breach of the Servicer’s obligations, as applicable under this Section 3.21.

The Indenture Trustee shall indemnify and hold harmless the Depositor and the Servicer and their respective officers, directors and Affiliates against and from any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon the Indenture Trustee's failure to deliver an Assessment of Compliance and Attestation Report required by this Section 3.21.

Section 3.22.  Access to Certain Documentation and Information Regarding the Mortgage Loans.

The Servicer shall provide to the Depositor and the Indenture Trustee access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations will be provided to the Indenture Trustee for purposes of any Person identified as a Noteholder or any federal or state banking or insurance regulatory authority that may exercise authority over any Noteholder or a prospective transferee of a Note or a subject to the execution of a confidentiality agreement in form and substance satisfactory to the Servicer, upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Indenture Trustee. Nothing in this Section 3.22 shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section 3.22.

Section 3.23.  Title, Management and Disposition of REO Property.

(a)  The deed or certificate of sale of any REO Property shall be taken in the name of the Indenture Trustee, or its nominee, in trust for the benefit of the Noteholders. The Servicer, on behalf of the Issuer, shall either sell any REO Property prior to the end of the third taxable year after the Issuer acquires ownership of such REO Property for purposes of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period. The Servicer shall manage, conserve, protect and operate each REO Property for the Noteholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of the Code.

(b)  The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties, an account held in trust for the Indenture Trustee for the benefit of the Noteholders (the “REO Account”), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c)  The Servicer shall have the sole discretion to determine whether an immediate sale of an REO Property or continued management of such REO Property is in the best interests of the Noteholders. In furtherance of the foregoing, the Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Servicing Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Noteholders. In connection therewith, the Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the Servicer’s receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(i)  all insurance premiums due and payable in respect of such REO Property;

(ii)  all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii)  all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer’s judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

Notwithstanding the foregoing, neither the Servicer nor the Indenture Trustee shall:

(i) authorize the Issuer to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Issuer;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Indenture Trustee to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of the Code at any time that it is held by the Issuer, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

The Servicer may contract with any Independent for the operation and management of any REO Property, provided that:

(i) the terms and conditions of any such contract shall not be inconsistent herewith;

(ii) any such contract shall require, or shall be administered to require, that the Independent contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent contractor;

(iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Indenture Trustee on behalf of the Noteholders with respect to the operation and management of any such REO Property; and

(iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Servicer shall be entitled to enter into any agreement with any Independent contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent contractor, and nothing in this Servicing Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent contractor, irrespective of whether the Servicer’s compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent contractor would constitute Servicing Advances if made by the Servicer, such amounts shall be reimbursable as Servicing Advances made by the Servicer.

(d)  In addition to the withdrawals permitted under Section 3.23(c), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and P&I Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Payment Account in accordance with Section 3.10(d)(ii), for payment on the related Payment Date in accordance with Section 3.05 of the Indenture, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

(e)  Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its Accepted Servicing Practices.

(f)  The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be deposited in the Payment Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for payment on the related Payment Date in accordance with Section 3.05 of the Indenture. Any REO Disposition shall be for cash only.

Section 3.24.	Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

The Servicer shall deliver to the Indenture Trustee for deposit into the Payment Account by 4:00 p.m. New York time on the Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Payment Date resulting from full or partial Principal Prepayments during the related Prepayment Period and (ii) the aggregate Servicing Fee for the related Prepayment Period. Any amounts paid by the Servicer pursuant to this Section 3.24 shall not be reimbursed by the Trust Estate.

Section 3.25.	Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Servicing Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Indenture Trustee for deposit in the Payment Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Estate, the Indenture Trustee, the Servicer, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Servicing Agreement. Notwithstanding the foregoing, this Section 3.25 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

Section 3.26.  Advance Facility.

(a)  Either (i) the Servicer or (ii) the Indenture Trustee, on behalf of the Trust Estate, with the consent of the Servicer, is hereby authorized to enter into a facility with any Person which provides that such Person (an “Advancing Person”) may fund P&I Advances and/or Servicing Advances to the Trust Estate under this Servicing Agreement, although no such facility shall reduce or otherwise affect the Servicer’s obligation to fund such P&I Advances and/or Servicing Advances. If the Servicer enters into such an Advance Facility pursuant to this Section 3.26, upon reasonable request of the Advancing Person, the Indenture Trustee shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such Advance Facility. If the Indenture Trustee enters into such an Advance Facility pursuant to this Section 3.26, the Servicer shall also be a party to such Advance Facility. To the extent that an Advancing Person funds any P&I Advance or any Servicing Advance and the Servicer provides the Indenture Trustee with an Officers’ Certificate that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Servicing Agreement for such amount to the extent provided in Section 3.26(b). Such Officers’ Certificate must specify the amount of the reimbursement, the Section of this Servicing Agreement that permits the applicable P&I Advance or Servicing Advance to be reimbursed and the section(s) of the Advance Facility that entitle the Advancing Person to request reimbursement from the Indenture Trustee, rather than the Servicer or proof of a Servicer Event of Default under the Advance Facility. The Indenture Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person’s notice provided pursuant to this Section 3.26. An Advancing Person whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the qualifications of the Servicer or a Sub-Servicer pursuant to Section 3.02 hereof and will not be deemed to be a Sub-Servicer under this Servicing Agreement.

(b)  If an advancing facility is entered into, then the Servicer shall not be permitted to reimburse itself therefor under Section 3.11(a)(ii), Section 3.11(a)(iii) and Section 3.11(a)(vi) prior to the remittance to the Trust Estate, but instead the Servicer shall remit such amounts in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an “Advance Facility Trustee”) designated by such Advancing Person. The Indenture Trustee is hereby authorized to pay to the Advancing Person, reimbursements for P&I Advances and Servicing Advances from the Payment Account to the same extent the Servicer would have been permitted to reimburse itself for such P&I Advances and/or Servicing Advances in accordance with 3.11(a)(ii), Section 3.11(a)(iii) and Section 3.11(a)(vi), as the case may be, had the Servicer itself funded such P&I Advance or Servicing Advance. The Indenture Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility agree in writing.

(c)  All P&I Advances and Servicing Advances made pursuant to the terms of this Servicing Agreement shall be deemed made and shall be reimbursed on a “first in-first out” (FIFO) basis.

Any amendment to this Section 3.26 or to any other provision of this Servicing Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.26, including amendments to add provisions relating to a successor Servicer, may be entered into by the Indenture Trustee and the Servicer without the consent of any Noteholder, notwithstanding anything to the contrary in this Servicing Agreement.

Section 3.27.  Transfer of Servicing for Certain Mortgage Loans.

Prior to the Servicing Transfer Date, New Century Mortgage Corporation shall be the Servicer of the Mortgage Loans and shall service the Mortgage Loans in accordance with the terms of this Agreement, including, but not limited to, the obligation to pay amounts in respect of Prepayment Interest Shortfalls (as set forth in Section 3.24) and to make P&I Advances and Servicing Advances (as set forth in Section 4.01) and in accordance with customary industry procedures.

ARTICLE IV

SERVICING CERTIFICATE

Section 4.01.  Remittance Reports and P&I Advances. (a) On the Business Day following each Determination Date, the Servicer shall deliver to the Indenture Trustee by telecopy (or by such other means as the Servicer or the Indenture Trustee, as the case may be, may agree from time to time) a Remittance Report with respect to the related Payment Date. On the same date, the Servicer shall electronically transmit (in a format acceptable to the Indenture Trustee), a data file containing the information set forth in such Remittance Report with respect to the related Payment Date or if electronic transmission is not available, the Servicer shall forward to the Indenture Trustee by overnight mail a computer readable magnetic tape. Such Remittance Report will include such information with respect to the Mortgage Loans as the Indenture Trustee may reasonably require to perform the calculations necessary to make the payments contemplated by Section 3.05 of the Indenture and to prepare the statements to Noteholders contemplated by Section 3.26 of the Indenture. The Indenture Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

(b)  The amount of P&I Advances to be made by the Servicer for any Payment Date shall equal, subject to Section 4.01(d), the sum of, (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Payment Account pursuant to Section 3.23 for payment on such Payment Date; provided, however, that the Servicer shall not be required to make P&I Advances with respect to Relief Act Interest Shortfalls or Prepayment Interest Shortfalls in excess of their respective obligations under Section 3.24.

By 4:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Indenture Trustee for deposit in the Payment Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Payment Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future payment (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future payment have been, as permitted by this Section 4.01, used by the Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future payment and so used shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Payment Amount for the related Payment Date (determined without regard to P&I Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be paid to the Classes of Noteholders pursuant to Section 3.26 of the Indenture on such Payment Date if such amounts held for future payments had not been so used to make P&I Advances. The Indenture Trustee will provide notice to the Servicer by telecopy or e-mail by the close of business on the Business Day prior to the Payment Date (so long as the Indenture Trustee receives the required remittance from the Servicer) in the event that the amount remitted by the Servicer to the Indenture Trustee on such date is less than the amount required to be remitted by the Servicer as set forth in the Remittance Report for the related Payment Date.

(c)  The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Servicing Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Estate pursuant to any applicable provision of this Servicing Agreement, except as otherwise provided in this Section.

(d)  Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, respectively. The determination by the Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officers’ Certificate of the Servicer delivered to the Depositor and the Indenture Trustee.

Section 4.02.  Exchange Act Reporting.

(a)  The Indenture Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)  (i) Within 15 days after each Payment Date, the Indenture Trustee shall, in accordance with industry standards, file with the Securities and Exchange Commission (the “Commission”) via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D, signed by the Depositor, with a copy of the monthly statement to be furnished by the Indenture Trustee to the Noteholders for such Payment Date. Any disclosure in addition to the monthly statement required to be included on the Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit F as the responsible entity for providing that information in an EDGAR compatible format.

Within 5 calendar days after the related Determination Date, each entity that is indicated in Exhibit F as the responsible entity for providing Additional Form 10-D Disclosure shall be required to provide to the Indenture Trustee and the Depositor, to the extent known, in an EDGAR compatible format, clearly identifying which item of Form 10-D the information relates to, any Additional Form 10-D Disclosure, if applicable. The Indenture Trustee shall compile the information provided to it, prepare the Form 10-D and forward the Form 10-D to the Depositor for verification. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the Form 10-D. No later than three Business Days prior to the 15th calendar day after the related Payment Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Indenture Trustee.

(ii) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Depositor shall prepare and file any Form 8-K, as required by the Exchange Act, in addition to the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by the entity that is indicated in Exhibit F as the responsible entity for providing that information in an EDGAR compatible format.

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event, the entity that is indicated in Exhibit F as the responsible entity for providing Form 8-K Disclosure Information shall be required to provide to the Depositor, to the extent known, the form and substance of any Form 8-K Disclosure Information, if applicable. The Depositor shall compile the information provided to it, and prepare and file the Form 8-K, which shall be signed by an officer of the Depositor.

(iii) Prior to January 30 of the first year in which the Indenture Trustee is able to do so under applicable law, the Indenture Trustee shall file a Form 15 Suspension Notice with respect to the Trust, if applicable. Prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Servicer shall provide the Indenture Trustee with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Servicer pursuant to Sections 3.20 and 3.21 (including with respect to any Sub-Servicer or any Sub-Contractor, if required to be filed). Prior to (x) March 31, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Indenture Trustee shall file a Form 10-K with respect to the Trust. Such Form 10-K shall include the Assessments of Compliance, Attestation Reports, Annual Compliance Statements and other documentation required by Sections 3.20 and 3.21 (including with respect to any Sub-Servicer or Sub-Contractor, if required to be filed) and the Form 10-K certification in the form attached hereto as Exhibit C-1 (the “Certification”) signed by the senior officer of the Depositor in charge of securitization. The Depositor (with a copy to the Indenture Trustee) shall receive the items described in the preceding sentence no later than March 15 of each calendar year prior to the filing deadline for the Form 10-K. If information, data and exhibits to be included in the Form 10-K are not so timely delivered, the Indenture Trustee shall cooperate with the Depositor to file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Indenture Trustee.

Prior to (x) March 1, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 1 of each year thereafter, each entity that is indicated in Exhibit F as the responsible entity for providing any disclosure or information in addition to that described in the preceding paragraph that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be required to provide to the Indenture Trustee and the Depositor, in an EDGAR compatible format, to the extent known, the form and substance of any Additional Form 10-K Disclosure Information, if applicable. The Indenture Trustee shall compile the information provided to it, prepare the Form 10-K and forward the Form 10-K to the Depositor for verification. The Depositor will approve, as to form and substance, or disapprove, as the case may be and an officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Indenture Trustee by no later than March 25 of the relevant year (or the immediately preceding Buisness Day if March 25 is not a Business Day).

The Servicer shall be responsible for determining the pool concentration applicable to any Sub-Servicer to which the Servicer delegated any of its responsibilities with respect to the Mortgage Loans at any time, for purposes of disclosure as required by Items 1117 and 1119 of Regulation AB. The Indenture Trustee will provide electronic or paper copies of all Form 10-D, 8-K and 10-K filings free of charge to any Noteholder upon request. Any expenses incurred by the Indenture Trustee in connection with the previous sentence shall be reimbursable to the Indenture Trustee out of the Trust.

As set forth in Section 3.21(iv), the Servicer shall deliver, and shall cause any applicable Sub-Servicer or Sub-Contractor to deliver, a certification in the form attached hereto as Exhibit C-3. In addition, the Indenture Trustee shall sign a certification (in the form attached hereto as Exhibit C-2) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 of the Certification (provided, however, that the Indenture Trustee shall not undertake an analysis of the Attestation Report attached as an exhibit to the Form 10-K). Such certification shall be delivered to the Depositor by March 15th of each year (or if not a Business Day, the immediately preceding Business Day). The Certification attached hereto as Exhibit C-1 shall be delivered to the Indenture Trustee by March 15th for filing on or prior to March 30th of each year (or if not a Business Day, the immediately preceding Business Day).

(c)  (A) The Depositor shall indemnify and hold harmless the Indenture Trustee and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Depositor’s obligations under this Section 4.02 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith. (B) The Indenture Trustee shall indemnify and hold harmless the Depositor and its respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the Indenture Trustee’s obligations under this Section 4.02 caused by the Indenture Trustee’s negligence, bad faith or willful misconduct in connection therewith or (ii) any material misstatement or omission in the Assessment of Compliance delivered by the Indenture Trustee pursuant to Section 3.21, and (C) the Servicer shall indemnify and hold harmless the Depositor, the Indenture Trustee and their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any material misstatement or omission in the Statement as to Compliance delivered by the Servicer pursuant to Section 3.20 or the Assessment of Compliance delivered by the Servicer pursuant to Section 3.21.

(d)  If the indemnification provided for in Section 4.02(c)(A), (B) or (C) is unavailable or insufficient to hold harmless an indemnified party under Sections 4.02(c)(A), (B) or (C) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 4.04(c)(A), (B) or (C) above in such proportion as is appropriate to reflect (1) the relative fault and benefits of (a) the indemnifying party on the one hand and (b) the indemnified party on the other hand, as well as (2) any other relevant equitable considerations.

(e)  The Indenture Trustee will have no duty to verify the accuracy or sufficiency of any information not prepared by it included in any Form 10-D, Form 10-K or Form 8-K. The Indenture Trustee shall have no liability with respect to any failure to properly prepare or file any Form 10-D or Form 10-K resulting from or relating to the Indenture Trustee’s inability or failure to obtain any information in a timely manner from the party responsible for delivery of such disclosure information. The Indenture Trustee shall have no liability with respect to any failure to properly file any Form 10-D or 10-K resulting from or relating to the Depositor’s failure to timely comply with the provisions of this section. Nothing herein shall be construed to require the Indenture Trustee or any officer, director or Affiliate thereof to sign any Form 10-D, Form 10-K or Form 8-K.

(f)  Upon any filing with the Commission, the Indenture Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.
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ARTICLE V

THE SERVICER

Section 5.01.  Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein.

Section 5.02.  Merger or Consolidation of or Assumption of the Obligations of the Servicer. Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. The Servicer will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Servicing Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Servicing Agreement.

The Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided, further, that each Rating Agency’s rating of the Notes in effect immediately prior to such merger or consolidation will not be qualified, reduced, or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

Section 5.03.  Limitation on Liability of the Servicer and Others. None of the Servicer or any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuer, the Depositor, the Owner Trustee, the Indenture Trustee or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Servicing Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Servicing Agreement or the Notes, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Servicing Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Servicing Agreement; provided, however, that the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Servicing Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust, and the Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Noteholders to receive any amount in the Collection Account.

Section 5.04.  Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Indenture Trustee. No resignation of the Servicer shall become effective until the Indenture Trustee or a successor servicer shall have assumed the Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Servicing Agreement.

Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, that as provided in Section 3.06 hereof, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Servicing Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

Section 5.05.  Delegation of Duties. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 5.04.

Section 5.06.  Rights of the Issuer in Respect of the Servicer. The Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Issuer and the Indenture Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer (and any such Sub-Servicer) in respect of the Servicer’s rights and obligations hereunder and access to officers of the Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Servicer shall furnish to the Issuer and the Indenture Trustee its (and any such Sub-Servicer’s) most recent financial statements and such other information relating to the Servicer’s capacity to perform its obligations under this Servicing Agreement as it possesses (and that any such Sub-Servicer possesses). To the extent such information is not otherwise available to the public, the Issuer and the Indenture Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Servicer’s written consent, except as required pursuant to the Basic Documents or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Indenture Trustee or the Trust Estate, and in any case, the Issuer or the Indenture Trustee as the case may be, (iii) disclosure of any and all information that is or becomes publicly known, or information obtained by the Indenture Trustee from sources other than the Issuer or the Servicer, (iv) disclosure as required pursuant to this Servicing Agreement or (v) disclosure of any and all information (A) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Basic Documents approved in advance by the Issuer or the Servicer or (B) to any affiliate, independent or internal auditor, agent, employee or attorney of the Indenture Trustee having a need to know the same, provided that the Indenture Trustee advises such recipient of the confidential nature of the information being disclosed, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Issuer may, but is not obligated to, enforce the obligations of the Servicer under this Servicing Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Servicing Agreement or exercise the rights of the Servicer under this Servicing Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Servicing Agreement by virtue of such performance by the Issuer or its designee. The Issuer shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Servicing Agreement or otherwise.

Section 5.07.  Indemnification. (a) The Servicer agrees to indemnify the Indenture Trustee and the Owner Trustee for, and to hold the Indenture Trustee and the Owner Trustee, as the case may be, harmless against, any claim, tax, penalty, loss, liability or expense of any kind whatsoever (including reasonable legal fees and expenses), incurred without negligence (gross negligence in the case of the Owner Trustee) or willful misconduct on its part, arising out of, or in connection with, the failure by the Servicer to perform its duties in compliance with this Servicing Agreement, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Servicing Agreement, provided that:

(i)  with respect to any such claim, the Indenture Trustee or Owner Trustee, as the case may be, shall have given the Servicer written notice thereof as soon as practicable after a Responsible Officer of the Indenture Trustee or Owner Trustee, as the case may be, shall have actual knowledge thereof, it being understood that failure to give such notice shall not relieve the Servicer of its indemnification obligations hereunder;

(ii)  while maintaining control over its own defense, the Depositor, the Indenture Trustee or Owner Trustee, as the case may be, shall cooperate and consult fully with the Servicer in preparing such defense; and

(iii)  notwithstanding anything in this Servicing Agreement to the contrary, the Servicer shall not be liable for settlement of any claim by the Indenture Trustee, or the Owner Trustee, as the case may be, entered into without the prior consent of the Servicer, which consent shall not be unreasonably withheld.

To the extent that the Indenture Trustee is not indemnified by the Servicer hereunder, it shall be indemnified by the Issuer pursuant to Section 6.07 of the Indenture.

(b)  The Servicer agrees to indemnify the Indemnified Parties for, and to hold the Indemnified Parties, harmless against, any claim, tax, penalty, loss, liability or expense of any kind whatsoever (including reasonable legal fees and expenses) which may at any time be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to or arising out of the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement, except to the extent such claim, tax, penalty, loss, liability or expense is (i) caused by such Indemnified Party’s own willful misconduct, gross negligence or bad faith or negligent failure to act or (ii) incurred as a result of the inaccuracy of any representation or warranty contained in Section 6.03 of the Trust Agreement expressly made by the Owner Trustee, solely with respect to the Owner Trustee.

(c)  No termination of this Servicing Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee shall affect the obligations created by this Section 5.06 of the Servicer to indemnify the Indenture Trustee and the Owner Trustee under the conditions and to the extent set forth herein. This section shall survive the termination of this Servicing Agreement and the resignation or removal of the Servicer. Any amounts to be paid by the Servicer pursuant to this Subsection may not be paid from the Trust Estate.

ARTICLE VI

DEFAULT

Section 6.01.  Servicer Events of Default.

(a)  “Servicer Event of Default,” wherever used herein, means any one of the following events:

(i)  any failure by the Servicer to remit to the Indenture Trustee for payment to the Noteholders any payment (other than a P&I Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Notes and this Servicing Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Indenture Trustee (in which case notice shall be provided by telecopy), or to the Servicer, the Depositor and the Indenture Trustee by the Holders of not less than 25% of the aggregate Note Balances of the Notes; or

(ii)  any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Servicing Agreement, or the breach by the Servicer of any representation and warranty contained in Section 2.01, which continues unremedied for a period of 60 days (or if such failure or breach cannot be remedied within 60 days, then such remedy shall have been commenced within 60 days and diligently pursued thereafter; provided, however, that in no event shall such failure or breach be allowed to exist for a period of greater than 90 days) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Indenture Trustee or to the Servicer, the Depositor and the Indenture Trustee by the Holders of Notes entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; or

(iii)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

(iv)  the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(v)  the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)  any failure of the Servicer to make any P&I Advance on any Servicer Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied the Business Day immediately following the Servicer Remittance Date.

If a Servicer Event of Default described in clauses (i) through (vi) of this Section shall occur, then, and in each and every such case, so long as a Servicer Event of Default shall not have been remedied, the Depositor or the Indenture Trustee may, and at the written direction of the Holders of Notes entitled to at least 51% of Voting Rights, the Indenture Trustee shall, by notice in writing to the Servicer and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Servicing Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Servicer Event of Default described in clause (vii) hereof shall occur, the Indenture Trustee shall, by notice in writing to the Servicer and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof and the Indenture Trustee or a successor Servicer appointed in accordance with Section 6.02, shall immediately make such P&I Advance and assume, pursuant to Section 6.02, the duties of a successor Servicer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Servicing Agreement, whether with respect to the Notes (other than as a Holder of any Note) or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section, and, without limitation, the Indenture Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Indenture Trustee with all documents and records requested by it to enable it to assume the Servicer’s functions under this Servicing Agreement, and to cooperate with the Indenture Trustee in effecting the termination of the Servicer’s responsibilities and rights under this Servicing Agreement, including, without limitation, the transfer within one Business Day to the Indenture Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Servicer to the Collection Account held by or on behalf of the Servicer, the Payment Account or any REO Account or Servicing Account held by or on behalf of the Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Servicer (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Servicing Agreement on or prior to the date of such termination, whether in respect of P&I Advances, Servicing Advances or otherwise, and shall continue to be entitled to the benefits of Section 5.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 6.01, the Indenture Trustee shall not be deemed to have knowledge of a Servicer Event of Default unless a Responsible Officer of the Indenture Trustee assigned to and working in the Indenture Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of Default is received by a Responsible Officer of the Indenture Trustee and such notice references the Notes, the Trust Estate or this Servicing Agreement.

Section 6.02.  Indenture Trustee to Act; Appointment of Successor.

(a)(1) On and after the time the Servicer receives a notice of termination, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Servicing Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Indenture Trustee (except for any representations or warranties of the Servicer under this Servicing Agreement, the responsibilities, duties and liabilities contained in Section 2.01 and the obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Servicer’s obligations to make P&I Advances pursuant to Section 4.01; provided, however, that if the Indenture Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Indenture Trustee shall not be obligated to make P&I Advances pursuant to Section 4.01; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer’s failure to provide information required by Section 6.01 shall not be considered a default by the Indenture Trustee as successor to the Servicer hereunder. As compensation therefor, the Indenture Trustee shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to Section 6.02(a)(2) below, the Indenture Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Notes entitled to at least 51% of the Voting Rights so request in writing to the Indenture Trustee, promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $15,000,000, as the successor to the Servicer under this Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Servicing Agreement.

The Indenture Trustee or other successor servicer shall be entitled to be reimbursed by the Servicer (or by the Trust Estate if the Servicer is unable to fulfill its obligations hereunder or if the Indenture Trustee is acting as successor Servicer) for all reasonable out-of-pocket costs (such expenses of the Indenture Trustee to be documented by the Indenture Trustee to the extent possible) associated with the transfer of servicing from the predecessor servicer, including without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to service the Mortgage Loans properly and effectively.

(2) No appointment of a successor to the Servicer under this Servicing Agreement shall be effective until the assumption by the successor of all of the Servicer’s responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder. The Depositor, the Indenture Trustee and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Servicer under this Servicing Agreement, the Indenture Trustee shall act in such capacity as hereinabove provided.

Section 6.03.  Notification to Noteholders.

(a)  Upon any termination of the Servicer pursuant to Section 6.01 above or any appointment of a successor to the Servicer pursuant to Section 6.02 above, the Indenture Trustee shall give prompt written notice thereof to the Owner Trustee, the Depositor and Noteholders at their respective addresses appearing in the Note Register.

(b)  Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Default or five days after a Responsible Officer of the Indenture Trustee becomes aware of the occurrence of such an event, the Indenture Trustee shall transmit by mail to all Holders of Notes notice of each such occurrence, unless such default or Servicer Event of Default shall have been cured or waived.

Section 6.04.  Waiver of Servicer Events of Default.

The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Notes affected by any default or Servicer Event of Default hereunder may waive such default or Servicer Event of Default; provided, however, that a default or Servicer Event of Default under clause (i) or (vii) of Section 6.01 may be waived only by all of the Holders of the Notes. Upon any such waiver of a default or Servicer Event of Default, such default or Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01.  Amendment. This Servicing Agreement may be amended from time to time by the parties hereto, provided that any amendment be accompanied by a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Notes or the rating then assigned to the Notes, and the consent of the Indenture Trustee.

Section 7.02.  GOVERNING LAW. THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.03.  Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if when delivered to:

(a)  in the case of the Servicer:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, IA 50328-0001
Attention: John B. Brown, MAC X2401-042
Fax: 515/213-7121

with a copy to:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa 50328-0001
Attention: General Counsel MAC X2401-06T

(b)  in the case of Rating Agencies:

Moody’s Investors Service, Inc.
4th Floor
99 Church Street
New York, New York 10007
Attention: Residential Mortgage Monitoring Unit

Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.
55 Water Street - 41st Floor
New York, New York 10041
Attention: Asset Backed Surveillance Group

Fitch Inc.
One State Street Plaza
New York, New York 10004

(c)  in the case of the Owner Trustee, the Corporate Trust Office:

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

(d)  in the case of the Issuer, to New Century Alternative Mortgage Loan Trust 2006-ALT1:

c/o New Century Mortgage Securities LLC
18400 Von Karman, Suite 1000
Irvine, California 92612
Attention: Kevin Cloyd

(e)  in the case of the Indenture Trustee:

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Trust Administration/New Century Alternative Mortgage Loan Trust 2006-ALT1 (NC06A1)

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in this Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

Section 7.04.  Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement or of the Notes or the rights of the Noteholders thereof.

Section 7.05.  Third-Party Beneficiaries. This Servicing Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Owner Trustee, the Indenture Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Servicing Agreement, no other Person will have any right or obligation hereunder. The Indenture Trustee shall have the right to exercise all rights of the Issuer under this Servicing Agreement.

Section 7.06.  Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 7.07.  Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 7.08.  Termination. The respective obligations and responsibilities of the Servicer and the Issuer created hereby shall terminate upon the satisfaction and discharge of the Indenture pursuant to Section 4.10 thereof.

Section 7.09.  No Petition. The Servicer, by entering into this Servicing Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations of the Issuer. This section shall survive the termination of this Servicing Agreement by one year.

Section 7.10.  No Recourse. The Servicer acknowledges that no recourse may be had against the Issuer, except as may be expressly set forth in this Servicing Agreement.

Section 7.11.  Indenture Trustee Rights. The Indenture Trustee shall be entitled to the same rights, protections, indemnities and immunities afforded to it under the Indenture as if specifically set forth herein.

Section 7.12.  Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

Section 7.13.  Intention of Parties and Interpretation. Each of the parties acknowledges and agrees that the purpose of Sections 3.20, 3.21 and 4.02 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the Commission under the 1934 Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as reasonably necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable written requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Section 7.14.  No Recourse to Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of New Century Alternative Mortgage Loan Trust 2006-ALT1, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability of Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

IN WITNESS WHEREOF, the Servicer, the Issuer and the Indenture Trustee have caused this Servicing Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

WELLS FARGO BANK, N.A., as Servicer

By:	/s/ Ruth M. Kovalski
Name:	Ruth M. Kovalski
Title:	Vice President

NEW CENTURY ALTERNATIVE MORTGAGE LOAN TRUST 2006-ALT1, as Issuer By: Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Michele C. Harra
Name:	Michele C. Harra
Title:	Financial Services Officer

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee

By:	/s/ Eiko Akiyama
Name:	Eiko Akiyama
Title:	Associate

By:	/s/ Ronaldo Reyes
Name:	Ronaldo Reyes
Title:	Vice President

Acknowledged and agreed as to Section 3.27:

NEW CENTURY MORTGAGE CORPORATION

By:	/s/ Kevin Cloyd
Name:	Kevin Cloyd
Title:	Executive Vice President

EXHIBIT A

MORTGAGE LOAN SCHEDULE

(Available upon request)

EXHIBIT B

FORM OF REQUEST FOR RELEASE

(for Indenture Trustee)

LOAN INFORMATION

Name of Mortgagor:	______________________________
Servicer
Loan No.:	______________________________

INDENTURE TRUSTEE

Name:	______________________________
Address:	______________________________
______________________________
Trustee Mortgage
File No.:	______________________________

ISSUER

Name:	NEW CENTURY ALTERNATIVE MORTGAGE LOAN TRUST 2006-ALT1
Address:	______________________________
Certificates:	Asset-Backed Notes, Series 2006-ALT1.

The undersigned Servicer hereby acknowledges that it has received from Deutsche Bank National Trust Company, as Indenture Trustee for the Holders of Asset-Backed Notes, Series 2006-ALT1, the documents referred to below (the “Documents”). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Servicing Agreement, dated as of June 22, 2006, among the Indenture Trustee, the Issuer and the Servicer (the “Servicing Agreement”).

( )	Promissory Note dated _______________, 20__, in the original principal sum of $__________, made by _____________________, payable to, or endorsed to the order of, the Indenture Trustee.
( )
Mortgage recorded on _________________________ as instrument no. ____________________ in the County Recorder’s Office of the County of _______________, State of __________________ in book/reel/docket_________________ of official records at page/image _____________.

( )
Deed of Trust recorded on ___________________ as instrument no. ________________ in the County Recorder’s Office of the County of _________________, State of ____________________ in book/reel/docket _________________ of official records at page/image ______________.

( )
Assignment of Mortgage or Deed of Trust to the Indenture Trustee, recorded on __________________ as instrument no. _________ in the County Recorder’s Office of the County of _______________, State of _______________________ in book/reel/docket ____________ of official records at page/image ____________.

( )	Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.
( )	___________________________________
( )	___________________________________
( )	___________________________________
( )	___________________________________

The undersigned Servicer hereby acknowledges and agrees as follows:

(1) The Servicer shall hold and retain possession of the Documents in trust for the benefit of the Indenture Trustee, solely for the purposes provided in the Servicing Agreement.

(2) The Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

(3) The Servicer shall return each and every Document previously requested from the Mortgage File to the Indenture Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Servicing Agreement.

(4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Servicer shall at all times be earmarked for the account of the Indenture Trustee, and the Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Servicer’s possession, custody or control.

Dated:
WELLS FARGO BANK, N.A.

By:
Name:
Title:

EXHIBIT C-1

FORM OF CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

Certification

Re:	New Century Alternative Mortgage Loan Trust 2006-ALT1 (the “Trust” or the “Issuer”), Asset-Backed Notes, Series 2006-ALT1

I, [identify the certifying individual], certify, that:

1. I have reviewed this report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of New Century Alternative Mortgage Loan Trust 2006-ALT1, Asset Backed Notes, Series 2006-ALT1 (the “Exchange Act periodic reports”);

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer has fulfilled its obligations under the servicing agreement; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on From 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Deutsche Bank National Trust Company.

NEW CENTURY MORTGAGE SECURITIES LLC

By:
Name:
Title:
Date:

EXHIBIT C-2

FORM OF CERTIFICATION TO BE

PROVIDED TO THE DEPOSITOR BY THE INDENTURE TRUSTEE

Re:	New Century Alternative Mortgage Loan Trust 2006-ALT1 (the “Trust” or the “Issuer”), Asset-Backed Notes, Series 2006-ALT1

I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company, as Indenture Trustee, hereby certify to New Century Mortgage Securities LLC (the “Depositor”), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the fiscal year 2006, and all reports on Form 10-D containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

2. Based on my knowledge and assuming the accuracy and completeness of the information provided to the Indenture Trustee by the Servicer, the information in these distribution reports prepared by the Indenture Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by that annual report provided to me by the Servicer; and

3. Based on my knowledge, the distribution information required to be provided under Form 10-D by the Indenture Trustee under the Servicing Agreement is included in these distribution reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in Appendix A to the Indenture, dated June 22, 2006 (the “Indenture”), between New Century Alternative Mortgage Loan Trust 2006-ALT1, as issuer, and Deutsche Bank National Trust Company, as indenture trustee.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee

By:
Name:
Title:
Date:

EXHIBIT C-3

FORM CERTIFICATION TO BE
PROVIDED TO DEPOSITOR BY THE SERVICER

Re:	New Century Alternative Mortgage Loan Trust 2006-ALT1 (the “Trust” or the “Issuer”), Asset-Backed Notes, Series 2006-ALT1

I, ________________________________, the _______________________ of Wells Fargo Bank, N.A., hereby certify to New Century Mortgage Securities LLC (the “Depositor”), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the Depositor pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor;

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Sub-Servicer and Sub-Contractor pursuant to the Agreement, have been provided to the Depositor. Any material instances of noncompliance described in such reports have been disclosed to the Depositor. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:________________________
Name:

EXHIBIT D

[Reserved]

EXHIBIT E

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE

Definitions
Primary Servicer - transaction party having borrower contact
Servicer - aggregator of pool assets
Securities Administrator - waterfall calculator (may be the Indenture Trustee, or may be the Servicer)
Primary Servicer, follow Primary Servicer obligations)
Custodian - safe keeper of pool assets
Paying Agent - distributor of funds to ultimate investor
Indenture Trustee - fiduciary of the transaction

Note: The definitions above describe the essential function that the party performs, rather than the party’s title. So, for example, in a particular transaction, the indenture trustee may perform the “paying agent” and “securities administrator” functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key:         X - obligation
[X] - under consideration for obligation

Reg AB Reference	Servicing Criteria	Primary Servicer	Servicer	Indenture Trustee
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	To the extent applicable	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

		X	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or paymnets, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

		X	X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

		X	[X]	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	If applicable
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X	X	X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the indenture trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.

		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.		X	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements		X	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

		X	X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

		X	X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X	X

EXHIBIT F

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Entity shall be primarily responsible for reporting the information to the Indenture Trustee pursuant to Section 4.02(b). If the Indenture Trustee is indicated below as to any item, then the Indenture Trustee is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked “7.05 statement” are required to be included in the periodic Payment Date statement under Section 7.05 of the Indenture, provided by the Indenture Trustee based on information received from the Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 7.05 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Responsible Entity
10-D	Must be filed within 15 days of the Payment Date.
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating payments and actual payment dates for the payment period.	7.05 statement
		(2) Cash flows received and the sources thereof for payments, fees and expenses.	7.05 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	7.05 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	7.05 statement
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
7.05 statement
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	7.05 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	7.05 statement
		(4) Beginning and ending principal balances of the asset-backed securities.	7.05 statement
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.

7.05 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	7.05 statement
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.

7.05 statement
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.
7.05 statement Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	7.05 statement. Form 10-D report: Depositor
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.

7.05 statement
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period.	Form 10-D report; Servicer
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Servicer
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	7.05 statement
(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,
[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

Form 10-D report: Depositor Form 10-D report: Depositor Form 10-D report: Depositor
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	Depositor
	2	Legal Proceedings
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Noteholders, including proceedings known to be contemplated by governmental authorities:
Seller
Depositor
Indenture Trustee
Issuer
Servicer
Originator
Custodian
Seller Depositor Indenture Trustee Depositor Servicer Originator Custodian
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or Issuer, that are backed by the same asset pool or are otherwise issued by the Issuer, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

Depositor
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)	Depositor
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Indenture Trustee
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*	N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A N/A
Item 1115(b) - Derivative Counterparty Financial Information*
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference
N/A N/A N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Entity for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Indenture Trustee
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

Depositor
	1.02	Termination of a Material Definitive Agreement
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.
Examples: servicing agreement, custodial agreement.

Depositor
	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor, Servicer or Indenture Trustee, with respect to any of the following:
Sponsor (Seller), Depositor, Servicer, Indenture Trustee, Swap Provider, Cap Provider, Custodian

Depositor/Servicer/Indenture Trustee
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.
Disclosure will be made of events other than waterfall triggers which are disclosed in the 7.05 statement

Depositor
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Noteholders, including the Pooling and Servicing Agreement	Party requesting material modification
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the Issuer”	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]	Depositor
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 7.05]	Depositor
	6.02	Change of Servicer or Indenture Trustee
Requires disclosure of any removal, replacement, substitution or addition of any servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or indenture trustee. Reg AB disclosure about any new servicer or indenture trustee is also required.

Indenture Trustee, Servicer or Servicer
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives. Reg AB disclosure about any new enhancement provider is also required.

Depositor
	6.04	Failure to Make a Required Payment	Indenture Trustee
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	Regulation FD Disclosure	Depositor
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Entity applicable to reportable event
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Entity for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information	N/A
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A N/A
Item 1115(b) - Derivative Counterparty Financial Information
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference
N/A N/A N/A
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Noteholders:

Seller
Depositor
Indenture Trustee

Issuer
Servicer
Originator
Credit Enhancer/Support Provider, if any
Significant Obligor, if any
Custodian

Seller
Depositor
Indenture Trustee (only with respect to affiliations and relationships with the sponsor, depositor or Issuer)
Issuer
Servicer
Originator
Depositor
Depositor
Custodian (only with respect to affiliations and relationships with the sponsor, depositor or Issuer)

		Item 1122 - Assessment of Compliance with Servicing Criteria	Each Party participating in the servicing function
		Item 1123 -Servicer Compliance Statement	Servicer